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                                                                   Exhibit 24(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Bank of New York Company, Inc. on Form S-4 of our report dated February 24, 1995, appearing in the 1994 Annual Report to Shareholders which is incorporated by reference in the Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
May 10, 1995